                                                                    EXHIBIT 99.1


[GATX LOGO]                                                         NEWS RELEASE


FOR RELEASE:  IMMEDIATELY

GATX CORPORATION REPORTS 2004 FIRST QUARTER RESULTS
---------------------------------------------------

         CHICAGO, April 22 - GATX Corporation (NYSE:GMT) today announced its 2004 first quarter results. For the 2004 first quarter, GATX reported net income of $22.9 million or $.46 per diluted share compared to net income of $1.8 million or $.04 per diluted share in the prior year period. The 2003 first quarter results included an $11 million after-tax, or $.22 per diluted share, loss provision related to the company's air portfolio.

         Key developments in the 2004 first quarter include:

         - Strong remarketing activity, primarily in the specialty and rail segments.

         - North American railcar fleet utilization improved to 94% from 93% at year end and 92% in the prior year period.

         - Pressure on renewal lease rates continued, both in rail and air, although moderate improvements in absolute rates continue.

         - Investment volume totaled $173 million in the first quarter. Air volume decreased from the 2003 first quarter due to lower scheduled new aircraft deliveries in 2004, while rail volume increased substantially over the prior year level.

         - Non-performing investments declined from year end and 2003 first quarter levels, primarily reflecting improvements in certain air accounts.

         Ronald H. Zech, chairman and president of GATX, stated, "The 2004 first quarter results reflect the continuation of a pattern that developed during 2003: a gradual improvement in underlying market fundamentals, decreased operating volatility, and improved credit quality. Progress during the quarter was more evident in certain aspects of our business, such as remarketing gains where we were able to capitalize on an active secondary market, while the pace of recovery in other key areas, such as lease rates, was slower.

        "The 2004 first quarter operating environment, and the trends we see developing during the year, are consistent with our original expectations. Therefore, we continue to expect that 2004 earnings per diluted share will be in the range that we reported in 2003, or $1.56 including the impact from potential non-operating events."

GATX RAIL
---------

         GATX Rail reported net income of $12.7 million in the 2004 first quarter compared to $11.3 million in the prior year period. The increase in 2004 net income was driven primarily by higher remarketing gains on rail equipment, including certain locomotive sales. Additionally, higher scrap metal prices raised the value realized on cars scrapped during the quarter.

         GATX Rail's North American operations continue to show a gradual, consistent improvement in terms of new car orders, inquiries, and utilization. The North American active car count increased by approximately 550 cars during the quarter, and coupled with car scrapping, helped increase total utilization to 94% from 93% at year end.

         New investment activity continues to improve. GATX Rail invested $70 million in railcars during the 2004 first quarter, compared to $49 million in the prior year period, as approximately 1,300 cars were added to the North American fleet. The prior year period included $23 million for the acquisition of the remainder of KVG, a leading European railcar lessor.

         As expected, rate pressure on lease renewals for certain car types continued in the 2004 first quarter due to the renewal of cars coming off older, higher-rate leases. As noted at the beginning of this year, the fleet rollover process occurs gradually and while rate pressure will likely continue through 2004, the magnitude of this rate pressure is expected to continue abating.

         Maintenance expense in the 2004 first quarter was above the prior year levels primarily due to an increase in the number of cars repaired, increased costs per car due to the nature of the repairs, and continued replacement of bolsters.

GATX AIR
--------

         GATX Air reported first quarter net income of $2.0 million compared to net loss of $10.2 million in the prior year period. The 2003 first quarter results included an $11 million after-tax loss provision related to the company's air portfolio.

         The slight increase in the 2004 first quarter net income, after adjusting 2003 first quarter results for the loss provision, was primarily due to increased joint venture income. Performance at certain joint ventures improved during the quarter, most notably our engine leasing venture with Rolls-Royce that benefited from asset remarketing activity.

         Aircraft utilization continues at very high levels, with nearly 100% of the owned fleet on lease or under letter of intent. GATX Air has also made substantial progress on its 2004 aircraft delivery and renewal schedule; the three new aircraft deliveries are under lease or in documentation, and 14 of 15 scheduled renewals are complete or under letter of intent.

         An updated air presentation, incorporating information such as asset mix, regional exposure, and renewal and delivery schedules, is available at www.gatx.com.

GATX SPECIALTY FINANCE
----------------------

         GATX Specialty Finance reported net income of $15.9 million in the 2004 first quarter compared to $9.0 million in the prior year period. GATX Specialty Finance also includes the venture finance portfolio that is expected to substantially run off by the end of 2005.

         The increase in GATX Specialty Finance's net income in the first quarter of 2004 was driven by higher remarketing income, indicative of activity in the secondary market and opportunistic asset sales on the part of GATX. Remarketing gains do not occur evenly throughout the year and the 2004 first quarter experience may not be reflective of activity and gains in subsequent quarters.

GATX TECHNOLOGY SERVICES
------------------------

         On April 15, 2004, GATX announced an agreement to sell substantially all the assets of GATX Technology Services and its Canadian affiliate. This transaction is expected to be completed by July 31, 2004.

         GATX Technology reported 2004 first quarter net income of $3.2 million compared to $1.5 million in the prior year period. The 2004 first quarter investment volume of $68 million increased from $57 million in the prior year period, and reflects a gradual recovery in IT spending experienced during the quarter.

CREDIT STATISTICS
-----------------

         The allowance for possible losses was 6.4% of reservable assets at the end of the 2004 first quarter, compared to 6.1% at the end of 2003 and 8.4% at the end of the 2003 first quarter.

         Net charge-offs and impairments totaled $1.9 million during the 2004 first quarter, or 0.1% of average total assets on an annualized basis. Net charge-offs and impairments in the 2003 first quarter totaled $7.9 million (0.4%). The lower charge-offs and impairments in the 2004 first quarter reflect generally improved credit quality and market conditions.

         Non-performing leases and loans at the end of the 2004 first quarter totaled $74.0 million compared to $165.5 million in the prior year period and $77.8 million at the end of 2003. The decline in non-performing leases and loans primarily reflects improvements in certain air accounts, as well as general overall portfolio quality improvements.

COMPANY DESCRIPTION
-------------------

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar, locomotive, and aircraft operating leasing.

TELECONFERENCE INFORMATION
--------------------------

GATX Corporation will host a teleconference to discuss 2004 first quarter results. Teleconference details are as follows:

                              Thursday, April 22nd
                              10:00 AM EASTERN TIME
                        Domestic Dial-In:    1-800-706-6082
                      International Dial-In: 1-706-634-7421
                  Replay: 1-800-642-1687 / Access Code: 6737385

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO
-----------------------

GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS
--------------------------

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in GATX's or GATX Financial Corp.'s credit rating, either of which could have an effect on the Company's borrowing costs or ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:

Robert C. Lyons                     Rhonda S. Johnson
GATX Corporation                    GATX Corporation
312-621-6633                        415-955-3211

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

                               --Tabular Follows--

(04/22/04)

Page 6
                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31
                                                                       ----------------------------
                                                                          2004             2003
                                                                       ----------        ----------
GROSS INCOME
Lease income                                                           $    232.6        $    240.9
Marine operating revenue                                                      6.7               4.2
Interest income                                                               8.5               9.6
Asset remarketing income                                                     22.6              10.3
Gain on sale of securities                                                    1.1                .4
Fees                                                                          3.5               6.6
Other                                                                        15.4              17.4
                                                                       ----------        ----------
Revenues                                                                    290.4             289.4
Share of affiliates' earnings                                                19.7              18.5
                                                                       ----------        ----------
TOTAL GROSS INCOME                                                          310.1             307.9

OWNERSHIP COSTS
Depreciation                                                                 72.2              79.0
Interest, net                                                                45.1              54.1
Operating lease expense                                                      45.5              46.1
                                                                       ----------        ----------
TOTAL OWNERSHIP COSTS                                                       162.8             179.2

OTHER COSTS AND EXPENSES
Maintenance expense                                                          46.6              40.3
Marine operating expenses                                                     5.6               3.2
Other operating expenses                                                     13.1              13.0
Selling, general and administrative                                          47.6              44.1
(Reversal) provision for possible losses                                     (1.2)             18.7
Asset impairment charges                                                       .9               3.6
Fair value adjustments for derivatives                                       (1.1)              2.1
                                                                       ----------        ----------
TOTAL OTHER COSTS AND EXPENSES                                              111.5             125.0
                                                                       ----------        ----------

INCOME BEFORE INCOME TAXES                                                   35.8               3.7

INCOME TAXES                                                                 12.9               1.9
                                                                       ----------        ----------
NET INCOME                                                             $      22.9       $      1.8
                                                                       ==========        ==========

PER SHARE DATA
Basic earnings per share                                               $      .46        $      .04
Average number of common shares (in thousands)                             49,258            49,063

Diluted earnings per share                                             $      .46        $      .04
Average number of common shares and common share
  equivalents (in thousands) (a)                                           54,583            49,063

Dividends declared per common share                                    $      .20        $      .32




(a) Shares underlying certain convertible securities were included in the calculation of diluted earnings per share for the first quarter of 2004 because of dilutive effects.

Page 7
                        GATX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)



                                                                       MARCH 31       DECEMBER 31
                                                                         2004            2003
                                                                      ---------       -----------
                                                                     (Unaudited)
ASSETS

CASH AND CASH EQUIVALENTS                                             $   224.8       $   211.5
RESTRICTED CASH                                                            59.1            60.9

RECEIVABLES
Rent and other receivables                                                 66.7            95.9
Finance leases                                                            549.3           561.9
Loans                                                                     152.1           187.4
Less: allowance for possible losses                                       (49.1)          (51.6)
                                                                      ---------       ---------
                                                                          719.0           793.6

OPERATING LEASE ASSETS, FACILITIES AND OTHER
Railcars and service facilities                                         3,368.8         3,374.6
Operating lease investments and other                                   2,313.6         2,332.2
Less: allowance for depreciation                                       (2,075.2)       (2,109.2)
                                                                      ---------       ---------
                                                                        3,607.2         3,597.6
Progress payments for aircraft and other equipment                         54.6            53.6
                                                                      ---------       ---------
                                                                        3,661.8         3,651.2

INVESTMENTS IN AFFILIATED COMPANIES                                       829.0           868.2
RECOVERABLE INCOME TAXES                                                   54.8            53.8
GOODWILL, NET                                                              93.2            94.8
OTHER INVESTMENTS                                                          70.7           101.9
OTHER ASSETS                                                              270.8           244.7
                                                                      ---------       ---------
                                                                      $ 5,983.2       $ 6,080.6
                                                                      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                 $   345.3       $   354.8

DEBT
Short-term                                                                  8.0            15.9
Long-term:
   Recourse                                                             3,209.1         3,255.9
   Nonrecourse                                                            441.0           445.6
Capital lease obligations                                                 107.6           122.4
                                                                      ---------       ---------
                                                                        3,765.7         3,839.8

DEFERRED INCOME TAXES                                                     675.9           671.7
OTHER LIABILITIES                                                         296.5           325.4
                                                                      ---------       ---------

TOTAL LIABILITIES                                                       5,083.4         5,191.7

TOTAL SHAREHOLDERS' EQUITY                                                899.8           888.9
                                                                      ---------       ---------
                                                                      $ 5,983.2       $ 6,080.6
                                                                      =========       =========

Page 8
                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)



                                                                        THREE MONTHS ENDED
                                                                             MARCH 31
                                                                      ---------------------
                                                                        2004          2003
                                                                      -------       -------
OPERATING ACTIVITIES
Net Income                                                            $  22.9       $   1.8
Adjustments to reconcile net income to net cash
  provided by operating activities:
      Realized gains on remarketing of leased equipment                 (21.5)         (8.9)
      Gain on sale of securities                                         (1.1)          (.4)
      Depreciation                                                       75.7          83.1
      (Reversal) provision for possible losses                           (1.2)         18.7
      Asset impairment charges                                             .9           3.6
      Deferred income taxes                                               9.0           4.6
      Share of affiliates' earnings, net of dividends                   (15.8)        (14.0)
Other                                                                   (32.2)        (39.9)
                                                                      -------       -------
    Net cash provided by operating activities                            36.7          48.6

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities          (139.9)       (165.9)
Loans extended                                                           (6.3)        (29.0)
Investments in affiliated companies                                        --         (14.9)
Progress payments                                                         (.9)        (17.2)
Other investments                                                       (25.9)        (23.0)
                                                                      -------       -------
Portfolio investments and capital additions                            (173.0)       (250.0)
Portfolio proceeds                                                      223.1         222.3
Proceeds from other asset sales                                          12.0           9.4
Net decrease (increase) in restricted cash                                1.8         (50.4)
Effect of exchange rate changes on restricted cash                         --           7.4
                                                                      -------       -------
    Net cash provided by (used in) investing activities                  63.9         (61.3)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                             69.8         243.2
Repayment of long-term debt                                            (127.7)       (299.2)
Net (decrease) increase in short-term debt                               (4.8)          1.4
Net decrease in capital lease obligations                               (14.6)        (11.4)
Issuance of common stock and other                                         .2            .4
Cash dividends                                                           (9.8)        (15.7)
                                                                      -------       -------
    Net cash used in financing activities                               (86.9)        (81.3)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS              (.4)           .3
                                                                      -------       -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  $  13.3       $ (93.7)
                                                                      =======       =======


Page 9
                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                               2004 First Quarter
                                  (IN MILLIONS)




                                                                                                                   GATX
                                                RAIL        AIR        TECHNOLOGY    SPECIALTY      OTHER      CONSOLIDATED
                                               ------      ------      ----------    ---------      ------     ------------
GROSS INCOME
Lease income                                   $161.5      $ 20.6        $ 43.4       $  7.1        $   --        $232.6
Marine operating revenue                           --          --            --           --           6.7           6.7
Interest income                                    --          .1            --          8.4            --           8.5
Asset remarketing income                          4.4          .2           4.1         13.9            --          22.6
Gain on sale of securities                         --          --            --          1.1            --           1.1
Fees                                               .7         1.7            .2           .9            --           3.5
Other                                            13.4          .7            .4           .1            .8          15.4
                                               ------      ------        ------       ------        ------        ------
Revenues                                        180.0        23.3          48.1         31.5           7.5         290.4
Share of affiliates' earnings                     3.8         9.2           2.1          4.6            --          19.7
                                               ------      ------        ------       ------        ------        ------
TOTAL GROSS INCOME                              183.8        32.5          50.2         36.1           7.5         310.1

OWNERSHIP COSTS
Depreciation                                     30.2        13.8          27.1          1.1            --          72.2
Interest, net                                    16.8         9.3           6.6          7.5           4.9          45.1
Operating lease expense                          43.5         1.0            --          1.0            --          45.5
                                               ------      ------        ------       ------        ------        ------
TOTAL OWNERSHIP COSTS                            90.5        24.1          33.7          9.6           4.9         162.8

OTHER COSTS AND EXPENSES
Maintenance expense                              46.2          .2            --           .2            --          46.6
Marine operating expenses                          --          --            --           --           5.6           5.6
Other operating expenses                         11.0          .4            .5          1.2            --          13.1
Selling, general and administrative              16.5         5.4           9.4          2.9          13.4          47.6
Provision (reversal) for possible losses           .2         (.4)           .7         (1.7)           --          (1.2)
Asset impairment charges                           --          --            .8           .1            --            .9
Fair value adjustments for derivatives             --          --            --         (1.1)           --          (1.1)
                                               ------      ------        ------       ------         ------       ------
TOTAL OTHER COSTS AND EXPENSES                   73.9         5.6          11.4          1.6          19.0         111.5
                                               ------      ------        ------       ------        ------        ------

INCOME (LOSS) BEFORE INCOME TAXES                19.4         2.8           5.1         24.9         (16.4)         35.8

INCOME TAX PROVISION (BENEFIT)                    6.7          .8           1.9          9.0          (5.5)         12.9
                                               ------      ------        ------       ------        ------        ------
NET INCOME (LOSS)                              $ 12.7      $  2.0        $  3.2       $ 15.9        $(10.9)       $ 22.9
                                               ======      ======        ======       ======        ======        ======


Page 10
                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                               2003 First Quarter
                                  (IN MILLIONS)


                                                                                                                 GATX
                                                RAIL           AIR      TECHNOLOGY   SPECIALTY     OTHER    CONSOLIDATED
                                               ------        ------     ----------   ---------    ------    ------------
GROSS INCOME
Lease income                                   $158.0        $ 21.3       $ 48.7      $ 12.9      $  4.2      $ 240.9
Marine operating revenue                           --            --           --          --          --          4.2
Interest income                                    --           (.3)          --         9.8          .1          9.6
Asset remarketing income                           .1            .3          2.9         7.0          --         10.3
Gain on sale of securities                         --            --           --          .4          --           .4
Fees                                               .9           1.8           .2         3.7          --          6.6
Other                                            11.9           1.7          1.3         2.9         (.4)        17.4
                                               ------        ------       ------      ------      ------      -------
Revenues                                        170.9          24.8         53.1        36.7         3.9        289.4
Share of affiliates' earnings                     2.1           6.0          1.0         9.4          --         18.5
                                               ------        ------       ------      ------      ------      -------
TOTAL GROSS INCOME                              173.0          30.8         54.1        46.1         3.9        307.9

OWNERSHIP COSTS
Depreciation                                     29.1          12.9         34.1         2.7          .2         79.0
Interest, net                                    17.0          10.3          8.2        12.4         6.2         54.1
Operating lease expense                          43.8           1.0           --         1.1          .2         46.1
                                               ------        ------       ------      ------      ------      -------
TOTAL OWNERSHIP COSTS                            89.9          24.2         42.3        16.2         6.6        179.2

OTHER COSTS AND EXPENSES
Maintenance expense                              39.4            .8           --          .1          --         40.3
Marine operating expenses                          --            --           --          --         3.2          3.2
Other operating expenses                         10.7            .1           --         2.2          --         13.0
Selling, general and administrative              15.6           3.6          8.7         5.4        10.8         44.1
(Reversal) provision for possible losses          (.4)         18.2           .8         1.7        (1.6)        18.7
Asset impairment charges                           --            --           --         3.6          --          3.6
Fair value adjustments for derivatives             --            --           --         2.1          --          2.1
                                               ------        ------       ------      ------      ------      -------
TOTAL OTHER COSTS AND EXPENSES                   65.3          22.7          9.5        15.1        12.4        125.0
                                               ------        ------       ------      ------      ------      -------

INCOME (LOSS) BEFORE INCOME TAXES                17.8         (16.1)         2.3        14.8       (15.1)         3.7

INCOME TAX PROVISION (BENEFIT)                    6.5          (5.9)          .8         5.8        (5.3)         1.9
                                               ------        ------       ------      ------      ------      -------
NET INCOME (LOSS)                              $ 11.3        $(10.2)      $  1.5      $  9.0      $ (9.8)      $  1.8
                                               ======        ======       ======      ======      ======      =======


Page 11
                        GATX CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                       (In Millions, Except Railcar Data)




                                                               3/31/2004          12/31/2003         3/31/2003
                                                               ----------         ----------         ----------
Total Assets, Excluding Cash (a)                               $  6,953.6         $  7,099.8         $  7,280.8
Reservable Assets                                                   768.1              845.2            1,148.5

Allowance for Possible Losses                                        49.1               51.6               97.0
Allowance for Possible Losses as a Percentage
    of Reservable Assets                                              6.4%               6.1%               8.4%

Net Charge-Offs and Asset Impairments
    and Write-Downs                                                   1.9                                   7.9
Net Charge-Offs/Impairments/Write-Downs
    as a Percentage of Average Total Assets (Annualized)               .1%                                   .4%

Non-performing Investments                                           74.0               77.8              165.5

Capital Structure
Short-term Debt, Net of Unrestricted Cash                          (216.8)            (195.6)            (122.9)
Long-term Debt:
   On Balance Sheet
   Recourse                                                       3,209.1            3,255.9            3,401.4
   Nonrecourse                                                      441.0              445.6              651.9

   Off Balance Sheet
   Recourse                                                         943.4              978.6              997.4
   Nonrecourse                                                      310.9              313.0              320.5

   Capital Lease Obligations                                        107.6              122.4              132.0

Total Net Debt Obligations                                        4,795.2            4,919.9            5,380.3
Total Recourse Debt                                               4,043.3            4,161.3            4,407.9
Shareholders' Equity and Allowance for Possible Losses              948.9              940.5              886.1

Recourse Leverage                                                     4.3                4.4                5.0

ASSET REMARKETING INCOME
------------------------
   Disposition gains on owned assets                                 21.5                                   8.9
   Residual sharing fees                                              1.1                                   1.4
                                                               ----------                            ----------
                                                                     22.6                                  10.3

RAILCAR DATA                                                                       Full Year
------------                                                                       ---------
North American Fleet Utilization                                       94%                93%                92%

Beginning Fleet Size                                              105,248            107,150            107,150
   Additions                                                        1,269              2,388                 97
   Scrapped/Sold                                                   (1,729)            (4,290)            (1,004)
                                                               ----------         ----------         ----------
Ending Fleet Size                                                 104,788            105,248            106,243



(a) Includes Off Balance Sheet Assets